Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Jason Sunstein, Chief Financial Officer, Principal Financial Officer and Director of International Land Alliance, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2024 (the “Report”) fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: November 20, 2024

/s/ Jason Sunstein
Jason Sunstein
Principal Financial and Accounting Officer and Director